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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2002

SIMON PROPERTY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14469	046268599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
115 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA (Address of principal executive offices)		46204 (Zip Code)

Registrant's telephone number, including area code: 317.636.1600

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

        Financial Statements:

          None

        Exhibits:

Exhibit No.	Description	Page Number in This Filing
99.1	Supplemental Information as of September 30, 2002	5
99.2	Earnings Release for the quarter ended September 30, 2002	45

Item 9. Regulation FD Disclosure

        On October 31, 2002, the Registrant issued a press release containing information on earnings for the quarter ended September 30, 2002 and other matters. A copy of the press release is included as an exhibit to this filing.

        On October 31, 2002 the Registrant made available additional ownership and operation information concerning the Registrant, SPG Realty Consultants, Inc. (the Registrant's paired-share affiliate), Simon Property Group, L.P., and properties owned or managed as of September 30, 2002, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is also available upon request as specified therein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 31, 2002
SIMON PROPERTY GROUP, INC.
	By:	/s/ STEPHEN E. STERRETT Stephen E. Sterrett, Executive Vice President and Chief Financial Officer

SIMON PROPERTY GROUP

Table of Contents

As of September 30, 2002

Description		Page
Exhibit 99.1	Supplemental Information
	Company Overview
	Company Overview (reporting calendar, stock information, and corporate ratings)	5-6
	Ownership Structure	7-8
	Financial Data
	Selected Financial Information
	Financial Highlights and Operational Statistics	9
	Equity Information	10
	Debt-to-Market Capitalization	10
	Miscellaneous Balance Sheet Data	10
	Pro-Rata Balance Sheet	11
	Pro-Rata Statements of Operations	12-13
	Analysis of Other Income	14
	EBITDA Composition	15
	Operational Data
	Portfolio GLA, Occupancy & Rent Data	16
	Rent Information	17
	Lease Expirations	18-19
	Top Regional Mall Tenants	20
	2002 and 2003 Regional Mall Anchor/Big Box Openings	21-22
	Property Listing	23-28
	Capital Expenditures and Development Activity
	Capital Expenditures	29
	Development Activity—Project Overview, Construction-in-Progress and Land Held for Development	30-31
	Balance Sheet Information
	Debt Amortization and Maturities by Year	32
	Summary of Indebtedness	33
	Summary of Indebtedness by Maturity	34-40
	Unencumbered Assets	41-43
	Preferred Stock/Units Outstanding	44
	Quarterly Earnings Announcement
Exhibit 99.2	Press Release	45-55

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  Item 7. Financial Statements and Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURES
SIMON PROPERTY GROUP Table of Contents As of September 30, 2002